Exhibit 99.1

NEWS RELEASE	FOR IMMEDIATE RELEASE

MAGNUM HUNTER RESOURCES
ANNOUNCES $10.0 MILLION
PREFERRED STOCK OFFERING

Houston – (Market Wire) – November 30, 2009 – Magnum Hunter Resources Corporation (NYSE Amex: MHR, the “Company” or “Magnum Hunter”) announced today that it plans to offer 400,000 shares of Series C Cumulative Perpetual Preferred Stock at $25.00 per share in an underwritten offering pursuant to the Company’s October 15, 2009 effective shelf registration statement on Form S-3 as filed with the Securities and Exchange Commission. Magnum Hunter also intends to grant an option to the underwriter to purchase up to an additional 60,000 shares of the Series C Cumulative Perpetual Preferred Stock for thirty (30) days.  Wunderlich Securities, Inc. will act as the underwriter.

The Series C Cumulative Perpetual Preferred Stock cannot be converted into Magnum Hunter common stock, but may be redeemed by Magnum Hunter, at Magnum Hunter’s option, after two years for $25.00 per share.  In the event of a change of control for Magnum Hunter, the Series C Cumulative Perpetual Preferred Stock will be redeemable at $26.00 per share in the first twelve (12) months after closing, $25.50 in the second twelve (12) months after closing , and $25.00 thereafter, except in certain circumstances when the acquirer is considered a qualifying public company.  The Series C Cumulative Perpetual Preferred Stock is expected to be listed on the NYSE Amex under the proposed ticker symbol “MHRP”.

The transaction is expected to close prior to December 15, 2009. Magnum Hunter is offering all of the shares and intends to use net proceeds from the offering to repay current borrowings under its revolving credit facility, to fund our proposed acquisition of assets of Triad Energy Corporation, to drill new wells, and for general corporate purposes.

This press release does not constitute an offer, solicitation, or sale of any security in any jurisdiction in which such offer, solicitation, or sale would be unlawful. Copies of the preliminary prospectus supplement and final prospectus supplement (when available) can be obtained at the Securities and Exchange Commission’s website http://www.sec.gov or via written request to Magnum Hunter Resources Corporation at 777 Post Oak Blvd., Suite 910, Houston, TX 77056, Attention: Investor Relations.

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition of exploratory leases and producing properties, secondary enhanced oil recovery projects, exploratory drilling, and production of oil and natural gas in the United States.

For more information, please view our website at www.magnumhunterresources.com

Forward-looking Statements

 The statements contained in this press release that are not historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements, without limitation, regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. Such forward-looking statements may relate to, among other things: (1) the Company’s proposed exploration and drilling operations on its various properties, (2) the expected production and revenue from its various properties, (3) the Company’s proposed redirection as an operator of certain properties and (4) estimates regarding the reserve potential of its various properties.  These statements are qualified by important factors that could cause the Company’s actual results to differ materially from those reflected by the forward-looking statements.  Such factors include but  are not limited to: (1) the Company’s ability to finance the continued exploration, drilling and operation of  its various properties, (2) positive confirmation of the reserves, production and operating expenses associated with its various properties; and (3) the general risks associated with oil and gas exploration, development and operation, including those risks and factors described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K, Form 10-K/A and Form10-K/A  for the year ended December 31, 2008 filed with the Securities and Exchange Commission on March 31, 2009,  April 29, 2009 and September 11, 2009, respectively, and the Company’s Quarterly Reports on Form 10-Q for the quarters ending March 31, 2009, June 30, 2009 and September 30, 2009, filed on My 11, 2009, August 14, 2009 and November 16, 2009, respectively. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

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Contact:  M. Bradley Davis
Senior Vice President of Capital Markets
bdavis@magnumhunterresources.com
(832) 203-4545